SECURITIES AND UNITED STATES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

47200 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 10.44
EXHIBIT 99.1

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, @Road, Inc., a Delaware corporation (“@Road”) announced it has entered into an Acquisition Agreement, dated as of December 15, 2004 (the “Acquisition Agreement”) by and among @Road, Vidus Limited, a company registered in England and Wales (“Vidus”) and NV Partners III-BT LP, a Cayman Islands Limited Partnership (“NVP”) pursuant to which @Road will (1) purchase from NVP (the “Purchase”) all of the outstanding preferred shares of Vidus of £0.00003 each in the shares capital of Vidus, (2) commence a takeover offer (the “Offer”) to acquire all of the outstanding common shares of £0.01 each in the share capital of Vidus (the “Vidus Shares”) and (3) commence an offer (the “Exchange Proposal”) for each outstanding vested option to subscribe for Vidus Shares. Following the completion of the Purchase, the Offer and the Exchange Proposal, Vidus will be a wholly-owned subsidiary of @Road. In the transaction, @Road will (A) issue up to 5.6 million shares of its common stock, par value $0.0001 per share (“@Road Common Stock”), (B) issue newly created interest-bearing redeemable preferred stock in face amount of approximately $10 million and (C) extinguish for cash existing debt of approximately $4.4 million in exchange for all of the outstanding shares of Vidus capital stock and all vested options to subscribe for Vidus Shares. The companies anticipate that the transaction will be completed in the first quarter 2005, subject to customary closing conditions including the acceptance of the Offer by the holders of Vidus Shares. A copy of the Acquisition Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.

In connection with the execution of the Acquisition Agreement, on December 15, 2004, @Road, the individual warrantors named therein (the “Warrantors”) and NVP entered into a Deed of Warranty and Indemnity (the “Deed of Warranty”) pursuant to which the Warrantors and NVP have made certain representations, warranties and indemnities with respect to Vidus and certain other matters. A copy of the Deed of Warranty is attached as Exhibit 10.44 and is incorporated herein by reference.

In addition, in connection with the execution of the Acquisition Agreement, on December 15, 2004, NVP and certain directors, executive officers and major stockholders of Vidus who are registered holders of approximately 94.3% of the outstanding Vidus Shares entered into support agreements with @Road pursuant to which they agreed to exchange their Vidus Shares for @Road common stock and @Road redeemable preferred stock. A copy of the form of Company Support Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 3 — Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, which item is incorporated herein by reference, @Road intends to issue up to 5.6 million unregistered shares of @Road Common Stock and unregistered shares of @Road redeemeable preferred stock in the face amount of approximately $10 million consisting of (1) up to 44,248 shares of @Road series A-1 redeemable preferred stock, par value

$0.001 per share, (2) up to 44,248 shares of @Road series A-2 redeemable preferred stock, par value $0.001 per share, (3) up to 4,868 shares of @Road series B-1 redeemable preferred stock, par value $0.001 per share and (4) up to 4,868 share of @Road series B-2 redeemable preferred stock, par value $0.001 per share (together, the “@Road Preferred Stock”), pursuant to the Acquisition Agreement, to NVP and the stockholders and optionholders of Vidus in exchange for their Vidus shares and options.

@Road anticipates that the proposed issuance of the @Road Common Stock and @Road Preferred Stock pursuant to the Acquisition Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D and Regulation S promulgated thereunder based upon representations that @Road has obtained, or will obtain prior to such issuance, from each Vidus shareholder that such shareholder is either an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act or is not a “US Person” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act.

Section 9 — Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Acquisition Agreement dated December 15, 2004 among Registrant, Vidus Limited and NV Partners III-BT LP.

10.44	Deed of Warranty and Indemnity among the Warrantors named therein and NV Partners III-BT LP.

99.1	Form of Company Support

This document is furnished to the Securities and Exchange Commission and directed at persons outside the United Kingdom and must not be acted upon by persons in the United Kingdom.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: December 20, 2004	By:	/s/ Michael Johnson

Michael Johnson
Chief Financial Officer

EXHIBIT INDEX

2.1	Acquisition Agreement dated December 15, 2004 among Registrant, Vidus Limited and NV Partners III-BT LP.

10.44	Deed of Warranty and Indemnity among the Warrantors named therein and NV Partners III-BT LP.

99.1	Form of Company Support